Exhibit 99.2
Cal Dive International
1st Quarter 2012 Earnings Conference Call

Forward-Looking Statements
This press release may include “forward-looking” statements that are generally identifiable through the use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project” and similar expressions and include any statements that are made regarding earnings expectations. The forward-
looking statements speak only as of the date of this release, and we undertake no obligation to update or revise such statements to reflect new information or events as they occur. Actual future results may differ materially due to a variety of factors, including current economic and financial market conditions, changes in commodity prices for natural gas and oil and in the level of offshore exploration, development and production activity in the oil and natural gas industry, the impact on the market and regulatory environment in the U.S. Gulf of Mexico resulting from the Macondo well blowout, the inability to obtain contracts with favorable pricing terms if there is a downturn in our business cycle, intense competition in our industry, the operational risks inherent in our business, and other risks detailed in our most recently filed Annual Report on Form 10-K.

Presentation Outline

  Summary of 1Q 2012 Results
  Backlog
  Discussion of Financial Results
  Non-GAAP Reconciliations
  Q & A

Summary of 1Q Results

   Uncle John, Kestrel, and Atlantic in dry-
 dock during quarter.
  Typical weather seasonality in the GoM.
  Increased March 31 backlog over $80
 million from December 31.
  Sale of DSV Eclipse.

$350
$300
$250
$200
$150
$100
$50
$-
$302
$233
$191
$190
$176
$221
$178
$260
2Q 2010
3Q 2010
4Q 2010
1Q 2011
2Q 2011
3Q 2011
4Q 2011
1Q 2012

Backlog

($ millions)

(all amounts in thousands, except per share amounts and percentages)

Financial Results

(1) See reconciliation on Non-GAAP financial measures at the end of the presentation.
(2) Tax effected.

	Three Months
	Ended March 31,
	2012	2011

Revenues	$60,017	$95,431

Gross Profit	(16,420)	(7,226)
Margins	(27%)	(8%)

Loss Attributable to Cal Dive	(24,305)	(18,745)
Margins	(40%)	(20%)

Diluted Loss Per Share	($0.26)	($0.20)

Loss Attributable to Cal Dive	($24,305)	($18,745)
Non-cash asset impairments (2)	878	-
Adjusted Loss Attributable to Cal Dive	($23,427)	($18,745)
Margins	(39%)	(20%)

Adjusted Diluted Loss Per Share	($0.25)	($0.20)

EBITDA (1)	($12,029)	($1,338)
Margins	(20%)	(1%)

Utilization

(The following statistics are for owned and operated vessels only)
	Three Months
	Ended March 31,
	2012	2011
Effective Utilization (1) -
Saturation Diving Vessels (2)	52%	48%
Surface Diving Vessels	23%	34%
Construction Barges	20%	15%
Total Fleet	28%	30%

Calendar Day Utilization -
Saturation Diving Vessels (2)	37%	38%
Surface Diving Vessels	23%	32%
Construction Barges	18%	14%
Total Fleet	25%	27%
(1)
Effective vessel utilization is calculated by dividing the total number of days the vessels generated revenues by the total number of days the vessels were available for operation in each period, including those temporarily removed from service, but excluding vessels permanently removed from service or while in dry-dock.

(2)
The calendar and effective utilization calculations for the first quarter of 2011 include a dive support vessel that was sold during the first quarter of 2012, and is excluded from the calendar and effective utilization calculations for the first quarter of 2012.

$150
$125
$100
$75
$50
$25
$0
$44
$51
$29
$31
1Q 2011
1Q 2012
Domestic
International

Revenue Breakdown

($ millions)
{46%}
{54%}
{48%}
{52%}

($ millions)

Net Debt Levels (1)

Horizon Acquisition
$350
$300
$250
$200
$150
$100
$50
$-
$314
$254
$183
$141
$134
$161
2007
2008
2009
2010
2011
1Q 2012
Net Debt

Net Debt to Book Cap. % (2)

35%
30%
25%
20%
15%
10%
5%
0%
35%
27%
21%
27%
29%
34%
2007
2008
2009
2010
2011
1Q 2012
Net Debt to Book Cap.

Debt Levels

(1) Calculated as Total Debt less Cash and Cash Equivalents.
(2) Calculated as Net Debt divided by Equity plus Net Debt.

$75 Million Revolver*

$35
$40
Remaining Total Revolver Borrowing & LC Facility Amount
Outstanding Borrowing & LC's

Liquidity

Cash at 3/31/2012:
$9 Million
*Revolver size temporarily stepped
down to $75 million for 1Q12 and
subsequently returns to $150 million.

Non-GAAP Reconciliations

EBITDA Reconciliations

(all amounts in thousands)
	Three Months
	Ended March 31,
	2012	2011

EBITDA (unaudited)	($12,029)	($1,338)

Less: Depreciation & Amortization	14,636	16,876
Less: Income Tax Expense (Benefit)	(8,389)	(3,777)
Less: Interest Expense, net	2,300	2,027
Less: Non-Cash Stock Comp. Expense	2,378	2,281
Less: Non-Cash Asset Impairment Charge	1,351	-
Loss Attributable to Cal Dive	($24,305)	($18,745)